                                                           Exhibit No. EX-99.n.1

                                    MGI FUNDS
                               MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3

     The MGI Funds (the "Trust")  hereby  adopts this  Multiple  Class Plan (the
"Plan")  pursuant to Rule 18f-3  under the  Investment  Company Act of 1940,  as amended (the "1940 Act").  This Plan sets forth the  separate  distribution  and servicing  arrangements  and expense  allocations of each class of shares of the
Trust.

     The Plan is adopted by a majority  of the Board of  Trustees  of the Trust, including a majority of the  Trustees  who are not  "interested  persons" of the
Trust (as such term is defined in the 1940 Act).  The Board of  Trustees  of the
Trust has determined that the Plan, including the allocation of expenses,  is in the best interests of the Trust as a whole, each series of shares offered by the
Trust  (individually  a "Fund" and  collectively  the "Funds") and each class of shares  offered by the Trust.  To the extent that a subject  matter set forth in the  Plan  is  covered  by  the  Trust's  Amended  and  Restated  Agreement  and
Declaration of Trust (the "Trust Agreement") or By-laws, such Trust Agreement or
By-laws  will  control  in the event of any  inconsistencies  with  descriptions contained in the Plan.

CLASS CHARACTERISTICS

     Each  class of shares  of a Fund will  represent  an  interest  in the same portfolio  of  investments  of a Fund  of the  Trust,  and be  identical  in all respects to each other  class,  except as set forth in the Plan and as described in greater detail in the Trust's Registration Statement.  The term "Registration
Statement" shall mean the Registration Statement of the Trust on Form N-1A under the Securities Act of 1933, as amended,  and the 1940 Act, as such  Registration
Statement may be amended or supplemented from time to time.

Class S:            Class S shares  generally  are  available  for sale  only to investors making a minimum $10,000  investment in the Trust,
                    including   retail   investors  and   retirement  and  other
                    institutional  investors  that do not meet  the  eligibility requirements  for  investing in the Class Y-1,  Class Y-2 or
                    Class  Y-3  shares  of  the  Trust,   as  described  in  the
                    Registration Statement.  Class S shares are sold without the imposition of an initial sales charge and are not subject to a contingent deferred sales charge ("CDSC").  Class S shares are subject to a fee ("12b-1  fee") at the annual rate of up to 0.25% of their average daily net assets, paid pursuant to a plan of  distribution  and service  adopted in  accordance with Rule 12b-1 under the 1940 Act  ("Class S 12b-1  Plan").
                    This  fee is used to  compensate  financial  intermediaries, such as qualified dealers and retirement recordkeepers,  for providing certain shareholder  services and may also be used to  market  the  Class S shares  of a Fund or to  compensate intermediaries  for attracting  shareholders  to the Class S shares of a Fund.  In  addition,  the Class S Shares may pay
                    12b-1 fees to  unaffiliated  mutual fund  supermarkets  that maintain investor accounts and provide shareholder servicing and recordkeeping services for holders of Class S Shares.

                    Class S  shares  also are  subject  to a  separate  internal
                    administrative   fee   that   is   paid   pursuant   to  the
                    Administrative   Services   Agreement   with  Mercer  Global
                    Investments,  Inc.  ("Mercer")  (and not paid  pursuant to a
                    Rule  12b-1  plan) of up to 0.15% of the  average  daily net assets of the Class S shares. This fee is used to compensate
                    Mercer or its affiliates for  shareholder  servicing for the
                    Class S  shares,  including  (i)  attending  to  shareholder
                    correspondence,    requests   and   inquiries,   and   other
                    communications   with  shareholders,   (ii)  assisting  with
                    exchanges,  (iii) assisting with the processing of purchases and  redemptions,  (iv)  preparation  and  dissemination  of information and documents for use by beneficial shareholders and (v) monitoring and overseeing non-advisory relationships with entities providing services to the Class.

Class Y-1 Shares:   Class Y-1 shares are  available  for sale to  investors  who invest over $50 million (in the case of defined contribution plan  investors)  or at least  $10  million  (in the case of investors  other  than  defined  contribution  plans) in the
                    Trust.  Class Y-1 Shares are sold without the  imposition of an initial sales charge and are not subject to a CDSC. Class
                    Y-1 shares are  subject to a 12b-1 fee at the annual rate of up to 0.25% of their average daily net assets, paid pursuant to a 12b-1 Plan ("Class Y-1 12b-1  Plan").  This fee is used
                    to   compensate    retirement    recordkeepers   and   other
                    intermediaries  for providing certain  shareholder  services and may also be used to market  the  Class  Y-1  shares of a
                    Fund  or  to  compensate   intermediaries   for   attracting
                    shareholders to the Class Y-1 shares of a Fund.

                    Class Y-1  shares are also  subject  to a separate  internal
                    administrative   fee   that   is   paid   pursuant   to  the
                    Administrative  Services Agreement with Mercer (and not paid pursuant  to the  Rule  12b-1  plan)  of up to  0.10% of the average daily net assets of the Class Y-1 shares. These fees
                    are  used  to  compensate   Mercer  or  its  affiliates  for
                    shareholder  servicing  for the Class Y-1 shares,  including
                    (i) attending to  shareholder  correspondence,  requests and inquiries, and other communications with shareholders,  (ii)
                    assisting   with   exchanges,   (iii)   assisting  with  the
                    processing of purchases and  redemptions,  (iv)  preparation and  dissemination  of information  and documents for use by beneficial  shareholders  and (v)  monitoring and overseeing non-advisory  relationships with entities providing services to the Class.

Class Y-2 Shares:   Class  Y-2  shares  are   available   for  sale  to  defined
                    contribution  plans that invest at least $100 million in the
                    Trust,  and to clients who have entered into a discretionary
                    investment   management   agreement   with   Mercer  or  its
                    affiliates.  Class Y-2 shares are not  available  to certain defined  contribution  plans.  Class  Y-2  shares  are  sold without the  imposition  of an initial  sales charge and are not  subject to a CDSC and are not subject to any service or distribution fees.

                    Class Y-2 shares are subject to an  internal  administrative fee that is paid  pursuant  to the  Administrative  Services
                    Agreement with Mercer (and not paid pursuant to a Rule 12b-1 plan) of up to 0.05% of the average  daily net assets of the
                    Class Y-2 shares.  These fees are used to compensate  Mercer or its  affiliates for  shareholder  servicing for the Class
                    Y-2  shares,   including   (i)   attending  to   shareholder
                    correspondence,    requests   and   inquiries,   and   other
                    communications   with  shareholders,   (ii)  assisting  with
                    exchanges,  (iii) assisting with the processing of purchases and  redemptions,  (iv)  preparation  and  dissemination  of information and documents for use by beneficial shareholders and (v) monitoring and overseeing non-advisory relationships with  entities  providing  services to the Class.

Class Y-3 Shares:   Class   Y-3   shares   are   available   for  sale  only  to
                    institutional  investors who have entered into an investment management agreement with Mercer or its affiliates, and have invested  at least  $350  million  in the  Trust.  Class Y-3 shares are sold without the  imposition  of an initial sales charge,  are not  subject to a CDSC,  and are not subject to any service or distribution fees. Any shareholder  servicing for the Class Y-3 shares by the Adviser or  affiliates  will be de  minimis.  Shareholder  servicing  for the  Class  Y-3 shares will be performed at the client level by the investor and customized to the individual client.

     The only  differences  among the various classes of shares of the same Fund of the Trust will relate  solely to: (a)  distribution  fee payments  associated with the 12b-1 Plans for the Class S shares and Class Y-1 shares,  and any other costs  relating to  implementing  or amending  such plans  (including  obtaining shareholder  approval  of such plans or any  amendment  thereto),  which will be
borne  solely  by   shareholders   of  such  class  or  classes;   (b)  internal
administrative  fees paid to the Adviser by the Class S, Class Y-1 and Class Y-2 shares; (c) class names or designations;  (d) voting rights, as described in the
Plan; (e) certain income and expense allocations,  as described in the Plan; and
(f) the investors who are eligible to purchase shares of the classes.

     The Board of  Trustees  has the  power to  designate  one or more  Funds or classes of shares of beneficial interest and to classify and reclassify unissued shares with  respect to such Funds.  The assets of each Fund belong only to that
Fund,  and the  liabilities  of each Fund are  borne  solely by that Fund and no other. Shares of each Fund represent equal proportionate interests in the assets of that Fund only and have identical voting, dividend,  redemption,  liquidation and other rights,  except as described in the Plan.  All shares issued are fully paid and  nonassessable,  and shareholders  have no preemptive or other right to subscribe to any additional shares and no conversion rights.

     Each issued and outstanding full and fractional share of a Fund is entitled to one  full  and  fractional  vote in the  Fund  and all  shares  of each  Fund participate  equally with regard to dividends,  distributions  and  liquidations with respect to that Fund. Shareholders do not have cumulative voting rights. On any matter  submitted to a vote of  shareholders,  shares of each Fund will vote separately,  except when a vote of  shareholders in the aggregate is required by law, or when the Trustees have  determined that the matter affects the interests of more than one Fund, in which case the shareholders of all such Funds shall be entitled to vote thereon.

     Each class shall have  exclusive  voting rights on any matter  submitted to shareholders  that relates  solely to that class'  arrangement  for  shareholder services and the  distribution  of shares,  including  its Rule 12b-1 plan,  and shall have separate  voting rights on any matter  submitted to  shareholders  in which the  interests of one class differ from the  interests of any other class, and shall have, in all other  respects,  the same rights and obligations as each other class, except as described in the Plan.

INCOME AND EXPENSE ALLOCATION

     Certain  expenses of a series may be attributable to a particular  class of its shares ("Class  Expenses").  Class Expenses are charged  directly to the net assets of that class and, thus, are borne on a pro rata basis by the outstanding shares of that class.

     In addition to the 12b-1 fees and internal  administrative  fees  described above,  each  class  may also pay a  different  amount  of the  following  other expenses:

1.   printing  and  postage  expenses  related  to  preparing  and  distributing materials such as shareholder reports,  prospectuses and proxies to current shareholders of a specific class;

2.   Blue Sky fees incurred by a specific class of shares;

3.   SEC registration fees incurred by a specific class of shares;

4.   expenses of  administrative  personnel and services required to support the shareholders of a specific class of shares;

5.   Board  members' fees incurred as a result of issues  relating to a specific class of shares;

6.   litigation expenses or other legal expenses relating to a specific class of shares; and

7.   transfer agent and sub-transfer agent fees identified as being attributable to a specific class.

DIVIDENDS AND DISTRIBUTIONS

     Income and realized and unrealized  capital gains and losses of a Fund will be  allocated  to each class of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund.

EXCHANGES AND CONVERSIONS

     Class S,  Class  Y-1,  Class  Y-2 and  Class  Y-3  shares  of a Fund may be exchanged  for the  corresponding  class of shares of other  Funds of the Trust.
Exchanges  will comply with all  applicable  provisions  of Rule 11a-3 under the
1940 Act. All exchanges are subject to the  eligibility  and minimum  investment requirements set forth in the Registration Statement.  Class S, Class Y-1, Class
Y-2 and Class Y-3 shares do not convert into another class of shares.

     These  exchange  privileges  may be  modified or  terminated  by a Fund and exchanges  may only be made into Fund of the Trust that are  legally  registered for sale in the investor's state of residence.

CLASS DESIGNATION

     Subject to approval by the Board of Trustees of the Trust, a Fund may alter the designations of one or more of its classes of shares.

ADDITIONAL INFORMATION

     This  Plan  is  qualified  by and  subject  to  the  terms  of the  Trust's
Registration Statement;  provided,  however, that none of the terms set forth in the Registration  Statement shall be inconsistent  with the terms of the classes
contained  in  the  Plan.  The  Registration   Statement   contains   additional
information about the classes and each Fund's multiple class structure.

GENERAL

     Any  distribution  arrangement of the Trust,  including  distribution  fees pursuant to Rule 12b-1 under the 1940 Act,  will comply with Section 2830 of the
Conduct Rules of the National Association of Securities Dealers, Inc.

     On an ongoing  basis,  the Board of Trustees,  pursuant to their  fiduciary responsibilities  under the 1940 Act and  otherwise,  will monitor each Fund for the  existence of any material  conflicts  between the  interests of the various classes of shares  offered  by such Fund.  The Board of  Trustees,  including  a majority of the  Trustees who are not  interested  persons of the Trust (as such term is  defined  in the 1940  Act),  shall  take such  action as is  reasonably necessary  to  eliminate  any such  conflict  that may  develop.  Mercer and the
Trust's  distributor shall be responsible for alerting the Board to any material conflicts that arise.

     Any material  amendment to the Plan must be approved pursuant to Rule 18f-3 under  the  1940  Act by a  majority  of the  Board of  Trustees  of the  Trust, including a majority of those trustees who are not  "interested  persons" of the
Trust (as such term is defined in the 1940 Act).

DATE OF EFFECTIVENESS

     This Plan is effective as of the date hereof, provided that this Plan shall not become  effective  with  respect to any series  unless such action has first been  approved  by the vote of a majority of the Board and by vote of a majority of those Board  members who are not  "interested  persons" of the Trust (as such term is  defined  in the  1940  Act).  The Plan  also is  subject  to the  Board satisfying the fund governance  standards as defined in Rule 0-1(a)(7) under the
1940 Act.

Date:  Adopted May 16, 2005.